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                                                                    EXHIBIT 23.2



                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Financial Experts" in the Prospectus related to the Registration Statement (Form S-8) and the incorporation by reference in the Registration Statement (Form S-8) for the registration of 1,000,000 common shares of MBT Financial Corp. pertaining to the MBT Financial Corp. Long-Term Incentive Compensation Plan of our report dated January 16, 2001 with respect to the consolidated financial statements and schedules of MBT Financial Corp., included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



                                       /s/ Arthur Andersen LLP

                                       Arthur Andersen LLP


Detroit, Michigan
August 14, 2001